Exhibit 99.1

NEWS

CONTACT:     Brian J. Richardson
UNIVEST FINANCIAL CORPORATION
Chief Financial Officer
215-721-2446, richardsonb@univest.net

FOR IMMEDIATE RELEASE

UNIVEST FINANCIAL CORPORATION REPORTS SECOND QUARTER RESULTS

SOUDERTON, Pa., July 24, 2019 - Univest Financial Corporation (“Univest” or the "Corporation") (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced net income for the quarter ended June 30, 2019 of $16.5 million, or $0.56 diluted earnings per share, compared to net income of $4.4 million, or $0.15 diluted earnings per share, for the quarter ended June 30, 2018. Net income for the six months ended June 30, 2019 was $32.5 million, or $1.11 diluted earnings per share, compared to net income of $17.2 million, or $0.58 diluted earnings per share, for the six months ended June 30, 2018.

The financial results for the three and six months ended June 30, 2018 included a pre-tax charge to the provision for loan and lease losses of $12.7 million (after-tax charge of $10.1 million), which represented $0.34 diluted earnings per share in each period, related to fraudulent activities by employees of a borrower. In addition, the three and six months ended June 30, 2018 included a tax-free bank owned life insurance (BOLI) death benefit of $446 thousand, which represented $0.02 diluted earnings per share for each period. The six months ended June 30, 2018 included restructuring costs related to financial center closures of $451 thousand, net of tax, recognized in the first quarter of 2018, which represented $0.02 diluted earnings per share.

Loans
Gross loans and leases increased $100.0 million, or 9.8% (annualized), from March 31, 2019 and $161.3 million, or 8.1% (annualized), from December 31, 2018 and $349.5 million, or 9.2%, from June 30, 2018 primarily due to growth in commercial real estate and residential real estate loans.

Deposits
Total deposits increased $119.0 million, or 11.9% (annualized), from March 31, 2019 and $236.2 million, or 12.2% (annualized), from December 31, 2018 and $501.3 million, or 13.8%, from June 30, 2018. The growth in deposits from March 31, 2019 and December 31, 2018 was primarily due to increases in commercial, public funds and consumer deposits. The growth in deposits from June 30, 2018 was primarily due to increases in commercial and public funds deposits.

Net Interest Income and Margin
Net interest income of $84.2 million for the six months ended June 30, 2019 increased $7.9 million, or 10.4%, from the six months ended June 30, 2018. The increase in net interest income for the six months ended June 30, 2019 compared to the same period in 2018 was primarily due to the growth in loans during the last year.

Net interest margin, on a tax-equivalent basis, was 3.67% for the second quarter of 2019, compared to 3.75% for the first quarter of 2019 and 3.73% for the second quarter of 2018. The favorable impact of purchase accounting accretion was one basis point for the quarters ended June 30, 2019 and March 31, 2019 and three basis points for the quarter ended June 30, 2018. Excluding the impact of purchase accounting accretion, the net interest margin, on a tax-equivalent basis, was 3.66% for the quarter ended June 30, 2019 compared to 3.74% for the quarter ended March 31, 2019 and 3.70% for the quarter ended June 30, 2018. During the quarter ended June 30, 2019, excess liquidity reduced net interest margin by approximately 5 basis points. This excess liquidity was primarily driven by strong deposit balance growth throughout the quarter.

Noninterest Income
Noninterest income for the quarter ended June 30, 2019 was $16.4 million, an increase of $1.0 million, or 6.8%, from the second quarter of 2018. Noninterest income for the six months ended June 30, 2019 was $32.7 million, an increase of $1.8 million, or 5.7%, from the comparable period in the prior year.

Investment advisory commission and fee income increased $277 thousand, or 7.3%, for the quarter and $383 thousand, or 5.1%, for the six months ended June 30, 2019, primarily due to new customer relationships. Insurance commission and fee income increased $229 thousand, or 6.2%, for the quarter and $485 thousand, or 5.6%, for the six months ended June 30, 2019, primarily due to an increase in premiums for commercial lines and group life and health and an increase in contingent commission income of $120 thousand for the six months ended June 30, 2019. Service charges on deposit accounts increased $112 thousand, or 8.4%, for the quarter and $220 thousand, or 8.3%, for the six months ended June 30, 2019, primarily due to increased fee income on commercial cash management accounts. Other service fee income increased $159 thousand, or 6.5%, for the quarter and $257 thousand, or 5.6%, for the six months ended June 30, 2019, primarily due to increases in debit card interchange income.

Other income increased $861 thousand for the quarter and $1.1 million for the six months ended June 30, 2019. Fees on risk participation agreements increased $284 thousand for the quarter and $543 thousand for the six months ended June 30, 2019 driven by increased customer activity. Gain on sale of small business administration (SBA) loans increased $259 thousand for the quarter and $313 thousand for the six months ended June 30, 2019 related to increased SBA loan sale activity. Net loss on valuations and sales of other real estate owned was $55 thousand for the six months ended June 30, 2019 compared to $482 thousand for the three and six months ended June 30, 2018.

These increases were partially offset by a decrease in BOLI income of $467 thousand, or 38.6%, for the quarter and $184 thousand, or 9.8%, for the six months ended June 30, 2019. These decreases were primarily due to proceeds from BOLI death benefits of $446 thousand recognized in the second quarter of 2018. The net gain on mortgage banking activities decreased $146 thousand, or 15.5%, for the quarter and $379 thousand, or 22.9% for the six months ended June 30, 2019, primarily due to contraction in margins to remain price competitive.

Noninterest Expense
Noninterest expense for the quarter ended June 30, 2019 was $36.8 million, an increase of $2.4 million, or 7.1%, compared to the second quarter of 2018. Noninterest expense for the six months ended June 30, 2019 was $72.3 million, an increase of $2.9 million, or 4.1%, from the comparable period in the prior year.

Salaries, benefits and commissions increased $2.0 million, or 10.1%, for the quarter and $2.9 million, or 7.2%, for the six months ended June 30, 2019, primarily attributable to additional staff hired to support revenue generation across all business lines, expansion of our commercial lending groups and annual merit increases. During the first quarter of 2019, Univest hired a team of eight commercial lenders and support staff which to focus on increasing Univest’s presence in Western Lancaster and York Counties. During the second quarter of 2019, a team of three commercial lenders was hired to help expand Univest’s presence in the New Jersey suburbs of Philadelphia. Data processing expense increased $536 thousand, or 25.6%, for the quarter and $818 thousand, or 18.9%, for the six months ended June 30, 2019, primarily due to continued investments in customer relationship management software, internal infrastructure improvements and outsourced data processing solutions.

These increases were partially offset by a decrease in intangibles expense of $177 thousand, or 29.8%, for the quarter and $363 thousand, or 30.1%, for the six months ended June 30, 2019 due to run-off of the intangible assets. In addition, restructuring costs related to financial center closures and staffing rationalization were $571 thousand during the first quarter of 2018. Excluding restructuring costs, noninterest expense for six months ended June 30, 2019 increased $3.4 million, or 5.0%, from the comparable period in 2018.

Asset Quality and Provision for Loan and Lease Losses
Nonperforming assets were $27.1 million at June 30, 2019, compared to $28.1 million at December 31, 2018 and $32.8 million at June 30, 2018.

Net loan and lease charge-offs were $1.1 million during the second quarter of 2019 and $1.5 million for the six months ended June 30, 2019. The provision for loan and lease losses was $2.1 million for the second quarter of 2019 and $4.8 million for the six months ended June 30, 2019. Net loan and lease charge-offs were $13.2 million during the second quarter of 2018 and $13.4 million for the six months ended June 30, 2018. The provision for loan and lease losses was $15.4 million for the second quarter of 2018 and $17.5 million for the six months ended June 30, 2018. Both net loan and lease charge-offs and the provision for loan and lease losses during 2018 included the previously discussed $12.7 million commercial loan charge-off.

The allowance for loan and lease losses as a percentage of loans and leases held for investment, excluding covered loans acquired in the Fox Chase and Valley Green Bank acquisitions, which were recorded at fair value as of the acquisition date, was 0.85% at June 30, 2019, compared to 0.81% at December 31, 2018 and 0.76% at June 30, 2018.

Tax Provision
The effective income tax rate was 18.2% for the quarter June 30, 2019 compared to an effective income tax rate of 4.2% for the quarter ended June 30, 2018. The effective income tax rate was 18.0% for the six months ended June 30, 2019 compared to an effective income tax rate of 14.9% for the six months ended June 30, 2018. The Corporation's effective income tax rate for the six months ended June 30, 2019 was favorably impacted by discrete tax benefits. Excluding these items, the effective tax rate was 18.3% for the six months ended June 30, 2019.

Dividend
On May 20, 2019, Univest declared a quarterly cash dividend of $0.20 per share, payable on July 1, 2019. This represented a 3.06% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

Conference Call
Univest will host a conference call to discuss second quarter 2019 results on Thursday, July 25, 2019 at 9:00 a.m. EDT. Participants may preregister at http://dpregister.com/10133126. The general public can access the call by dialing 1-888-338-6515. A replay of the conference call will be available through August 25, 2019 by dialing 1-877-344-7529; using Conference ID: 10133126.

About Univest Financial Corporation
Univest Financial Corporation (UVSP), including its wholly-owned subsidiary Univest Bank and Trust Co., Member FDIC, has approximately $5.2 billion in assets and $3.7 billion in assets under management and supervision through its Wealth Management lines of business at June 30, 2019. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of more than 50 offices in southeastern Pennsylvania extending to the Lehigh Valley and Lancaster, as well as in New Jersey and Maryland and online at www.univest.net.
# # #
This press release of Univest and the reports Univest files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the financial services industry and, specifically, the financial operations, markets and products of Univest. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest's future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) competitive pressures among financial institutions; (2) changes in the interest rate environment; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest is engaged; (6) technological issues that may adversely affect Univest’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest files with the Securities and Exchange Commission. Univest undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
June 30, 2019
(Dollars in thousands)

Balance Sheet (Period End)	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Assets	$5,154,298	$5,035,527	$4,984,347	$4,801,998	$4,749,181
Investment securities	468,833	466,883	473,306	447,337	446,933
Loans held for sale	1,498	921	1,754	106	1,778
Loans and leases held for investment, gross	4,167,904	4,067,879	4,006,574	3,866,169	3,818,398
Allowance for loan and lease losses	32,600	31,602	29,364	27,371	25,652
Loans and leases held for investment, net	4,135,304	4,036,277	3,977,210	3,838,798	3,792,746
Total deposits	4,122,109	4,003,153	3,885,933	3,820,048	3,620,786
Noninterest-bearing deposits	1,166,301	1,103,674	1,055,919	1,047,081	1,055,479
NOW, money market and savings	2,246,372	2,260,795	2,159,937	2,101,484	1,970,912
Time deposits	709,437	638,684	670,077	671,483	594,395
Borrowings	304,241	313,083	429,672	326,709	481,862
Shareholders' equity	651,670	637,606	624,133	614,242	605,294

Balance Sheet (Average)	For the three months ended,					For the six months ended,
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Assets	$5,170,448	$5,004,253	$4,890,519	$4,817,321	$4,682,827	$5,087,810	$4,619,714
Investment securities	471,422	470,196	464,684	453,422	450,375	470,812	454,130
Loans and leases, gross	4,123,069	4,017,362	3,894,298	3,832,295	3,743,195	4,070,508	3,689,152
Deposits	4,145,411	3,931,199	3,938,378	3,792,627	3,563,956	4,038,897	3,524,221
Shareholders' equity	645,538	631,574	619,204	611,803	611,667	638,595	608,835

Asset Quality Data (Period End)
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018
Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$25,147	$25,952	$26,208	$27,559	$30,148
Accruing loans and leases 90 days or more past due	1,379	636	192	1,224	150
Accruing troubled debt restructured loans and leases	55	270	542	766	790
Total nonperforming loans	26,581	26,858	26,942	29,549	31,088
Other real estate owned	540	540	1,187	1,433	1,742
Total nonperforming assets	$27,121	$27,398	$28,129	$30,982	$32,830
Nonaccrual loans and leases / Loans and leases held for investment	0.60%	0.64%	0.65%	0.71%	0.79%
Nonperforming loans and leases / Loans and leases held for investment	0.64%	0.66%	0.67%	0.76%	0.81%
Nonperforming assets / Total assets	0.53%	0.54%	0.56%	0.65%	0.69%

Allowance for loan and lease losses	$32,600	$31,602	$29,364	$27,371	$25,652
Allowance for loan and lease losses / Loans and leases held for investment	0.78%	0.78%	0.73%	0.71%	0.67%
Allowance for loan and lease losses / Loans and leases held for investment (excluding acquired loans at period-end)	0.85%	0.85%	0.81%	0.79%	0.76%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	129.64%	121.77%	112.04%	99.32%	85.09%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	122.64%	117.66%	108.99%	92.63%	82.51%
Acquired credit impaired loans	$569	$693	$695	$900	$998

	For the three months ended,					For the six months ended,
	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Net loan and lease charge-offs (recoveries)	$1,078	$447	$(1,890)	$1,026	$13,167	$1,525	$13,365
Net loan and lease charge-offs (recoveries) (annualized)/Average loans and leases	0.10%	0.05%	(0.19)%	0.11%	1.41%	0.08%	0.73%

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
June 30, 2019
(Dollars in thousands, except per share data)
	For the three months ended,					For the six months ended,
For the period:	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Interest income	$54,060	$52,364	$51,239	$49,255	$46,460	$106,424	$89,994
Interest expense	11,425	10,841	9,862	8,832	7,470	22,266	13,732
Net interest income	42,635	41,523	41,377	40,423	38,990	84,158	76,262
Provision for loan and lease losses	2,076	2,685	103	2,745	15,409	4,761	17,462
Net interest income after provision	40,559	38,838	41,274	37,678	23,581	79,397	58,800
Noninterest income:
Trust fee income	2,054	1,887	1,882	1,960	2,044	3,941	4,040
Service charges on deposit accounts	1,447	1,435	1,516	1,454	1,335	2,882	2,662
Investment advisory commission and fee income	4,055	3,789	3,852	3,785	3,778	7,844	7,461
Insurance commission and fee income	3,941	5,144	3,415	3,643	3,712	9,085	8,600
Other service fee income	2,590	2,267	2,448	2,284	2,431	4,857	4,600
Bank owned life insurance income	743	952	430	865	1,210	1,695	1,879
Net gain on sales of investment securities	7	1	—	—	—	8	10
Net gain on mortgage banking activities	796	483	713	754	942	1,279	1,658
Other income (loss)	723	339	160	116	(138)	1,062	(14)
Total noninterest income	16,356	16,297	14,416	14,861	15,314	32,653	30,896
Noninterest expense:
Salaries, benefits and commissions	22,089	21,564	19,576	20,321	20,065	43,653	40,712
Net occupancy	2,601	2,611	2,455	2,515	2,533	5,212	5,290
Equipment	1,065	990	1,014	1,042	1,067	2,055	2,090
Data processing	2,627	2,514	2,352	2,339	2,091	5,141	4,323
Professional fees	1,307	1,264	1,335	1,370	1,331	2,571	2,686
Marketing and advertising	622	316	432	461	526	938	907
Deposit insurance premiums	430	452	449	544	452	882	843
Intangible expense	417	426	481	479	594	843	1,206
Restructuring charges	—	—	—	—	—	—	571
Other expense	5,620	5,420	5,302	5,300	5,688	11,040	10,844
Total noninterest expense	36,778	35,557	33,396	34,371	34,347	72,335	69,472
Income before taxes	20,137	19,578	22,294	18,168	4,548	39,715	20,224
Income tax expense	3,669	3,499	3,922	3,204	191	7,168	3,017
Net income	$16,468	$16,079	$18,372	$14,964	$4,357	$32,547	$17,207
Net income per share:
Basic	$0.56	$0.55	$0.63	$0.51	$0.15	$1.11	$0.59
Diluted	$0.56	$0.55	$0.63	$0.51	$0.15	$1.11	$0.58
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20	$0.40	$0.40
Weighted average shares outstanding	29,287,754	29,277,339	29,319,664	29,402,405	29,403,946	29,282,575	29,379,552
Period end shares outstanding	29,294,942	29,272,502	29,270,852	29,407,076	29,406,450	29,294,942	29,406,450

Univest Financial Corporation
Consolidated Selected Financial Data (Unaudited)
June 30, 2019

	For the three months ended,					For the six months ended,
Profitability Ratios (annualized)	6/30/2019	3/31/2019	12/31/2018	9/30/2018	6/30/2018	6/30/2019	6/30/2018
Return on average assets	1.28%	1.30%	1.49%	1.23%	0.37%	1.29%	0.75%
Return on average assets, excluding restructuring charges (1), (2)	1.28%	1.30%	1.49%	1.23%	0.37%	1.29%	0.77%
Return on average shareholders' equity	10.23%	10.32%	11.77%	9.70%	2.86%	10.28%	5.70%
Return on average shareholder's equity, excluding restructuring charges (1), (2)	10.23%	10.32%	11.77%	9.70%	2.86%	10.28%	5.85%
Return on average tangible common equity, excluding restructuring charges (1), (2)	14.10%	14.36%	16.52%	13.70%	4.04%	14.23%	8.29%
Net interest margin (FTE)	3.67%	3.75%	3.72%	3.71%	3.73%	3.71%	3.72%
Efficiency ratio (3)	61.5%	60.5%	59.0%	61.2%	62.1%	61.0%	63.7%
Efficiency ratio, excluding restructuring charges (1), (3), (4)	61.5%	60.5%	59.0%	61.2%	62.1%	61.0%	63.2%

Capitalization Ratios
Dividends declared to net income	35.6%	36.4%	31.9%	39.3%	135.0%	36.0%	68.3%
Shareholders' equity to assets (Period End)	12.64%	12.66%	12.52%	12.79%	12.75%	12.64%	12.75%
Tangible common equity to tangible assets (1)	9.54%	9.47%	9.29%	9.43%	9.33%	9.54%	9.33%
Common equity book value per share	$22.25	$21.78	$21.32	$20.89	$20.58	$22.25	$20.58
Tangible common equity book value per share (1)	$16.20	$15.72	$15.25	$14.83	$14.51	$16.20	$14.51

Regulatory Capital Ratios (Period End)
Tier 1 leverage ratio	10.01%	10.10%	10.13%	10.07%	10.19%	10.01%	10.19%
Common equity tier 1 risk-based capital ratio	10.99%	10.93%	10.88%	10.99%	10.89%	10.99%	10.89%
Tier 1 risk-based capital ratio	10.99%	10.93%	10.88%	10.99%	10.89%	10.99%	10.89%
Total risk-based capital ratio	13.79%	13.77%	13.70%	13.87%	13.76%	13.79%	13.76%

(1) This consolidated selected financial data schedule contains supplemental financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The management of Univest uses these non-GAAP measures in its analysis of the Corporation's performance. These measures should not be considered a substitute for GAAP basis measures nor should they be viewed as a substitute for operating results determined in accordance with GAAP. Management believes the presentation of the non-GAAP financial measures, which exclude the impact of the specified items, provides useful supplemental information that is essential to a proper understanding of the financial results of the Corporation. See below tables for additional information.

(a) Restructuring charges	$—	$—	$—	$—	$—	$—	$571
Tax effect on restructuring charges	—	—	—	—	—	—	(120)
(b) Restructuring charges, net of tax	$—	$—	$—	$—	$—	$—	$451

(c) Shareholders' equity	$651,670	$637,606	$624,133	$614,242	$605,294	$651,670	$605,294
Goodwill	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)
Other intangibles (i)	(4,396)	(4,805)	(5,222)	(5,690)	(6,159)	(4,396)	(6,159)
(d) Tangible common equity	$474,715	$460,242	$446,352	$435,993	$426,576	$474,715	$426,576

(e) Total assets	$5,154,298	$5,035,527	$4,984,347	$4,801,998	$4,749,181	$5,154,298	$4,749,181
Goodwill	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)
Other intangibles (i)	(4,396)	(4,805)	(5,222)	(5,690)	(6,159)	(4,396)	(6,159)
(f) Tangible assets	$4,977,343	$4,858,163	$4,806,566	$4,623,749	$4,570,463	$4,977,343	$4,570,463

(g) Average shareholders' equity	$645,538	$631,574	$619,204	$611,803	$611,667	$638,595	$608,835
Average goodwill	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)	(172,559)
Average other intangibles (i)	(4,615)	(5,031)	(5,473)	(5,947)	(6,468)	(4,821)	(6,764)
(h) Average tangible common equity	$468,364	$453,984	$441,172	$433,297	$432,640	$461,215	$429,512

(i) Amount does not include servicing rights

(2) Net income in this ratio excludes restructuring charges, net of tax. See (1)(b) above.
(3) Noninterest expense to net interest income before loan loss provision plus noninterest income adjusted for tax equivalent income.
(4) Noninterest expense in this ratio excludes restructuring charges. See (1)(a) above.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended,
Tax Equivalent Basis	June 30, 2019			March 31, 2019
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$102,623	$569	2.22%	$42,566	$269	2.56%
U.S. government obligations	17,315	73	1.69	20,039	82	1.66
Obligations of state and political subdivisions	59,267	507	3.43	64,167	546	3.45
Other debt and equity securities	394,840	2,572	2.61	385,990	2,631	2.76
Federal Home Loan Bank, Federal Reserve Bank and other stock	31,938	535	6.72	32,360	586	7.34
Total interest-earning deposits, investments and other interest-earning assets	605,983	4,256	2.82	545,122	4,114	3.06
Commercial, financial, and agricultural loans	820,009	10,589	5.18	811,071	10,758	5.38
Real estate—commercial and construction loans	1,912,248	23,110	4.85	1,822,276	21,559	4.80
Real estate—residential loans	941,712	11,483	4.89	938,299	11,412	4.93
Loans to individuals	31,939	510	6.40	32,524	518	6.46
Municipal loans and leases	335,399	3,305	3.95	332,299	3,221	3.93
Lease financings	81,762	1,459	7.16	80,893	1,435	7.19
Gross loans and leases	4,123,069	50,456	4.91	4,017,362	48,903	4.94
Total interest-earning assets	4,729,052	54,712	4.64	4,562,484	53,017	4.71
Cash and due from banks	46,868			44,714
Reserve for loan and lease losses	(31,847)			(30,111)
Premises and equipment, net	58,873			59,179
Operating lease right-of-use assets	35,821			37,129
Other assets	331,681			330,858
Total assets	$5,170,448			$5,004,253
Liabilities:
Interest-bearing checking deposits	$457,231	$457	0.40%	$478,927	$714	0.60%
Money market savings	982,440	4,234	1.73	918,487	3,748	1.65
Regular savings	818,523	1,013	0.50	789,033	814	0.42
Time deposits	688,897	3,407	1.98	655,303	2,927	1.81
Total time and interest-bearing deposits	2,947,091	9,111	1.24	2,841,750	8,203	1.17
Short-term borrowings	48,312	217	1.80	117,664	638	2.20
Long-term debt	159,572	836	2.10	145,299	739	2.06
Subordinated notes	94,663	1,261	5.34	94,603	1,261	5.41
Total borrowings	302,547	2,314	3.07	357,566	2,638	2.99
Total interest-bearing liabilities	3,249,638	11,425	1.41	3,199,316	10,841	1.37
Noninterest-bearing deposits	1,198,320			1,089,449
Operating lease liabilities	38,873			40,090
Accrued expenses and other liabilities	38,079			43,824
Total liabilities	4,524,910			4,372,679
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	293,496			292,746
Retained earnings and other equity	194,258			181,044
Total shareholders' equity	645,538			631,574
Total liabilities and shareholders' equity	$5,170,448			$5,004,253
Net interest income		$43,287			$42,176
Net interest spread			3.23			3.34
Effect of net interest-free funding sources			0.44			0.41
Net interest margin			3.67%			3.75%
Ratio of average interest-earning assets to average interest-bearing liabilities	145.53%			142.61%

Note 1: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2019 and March 31, 2019 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Three Months Ended June 30,
Tax Equivalent Basis	2019			2018
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$102,623	$569	2.22%	$37,254	$148	1.59%
U.S. government obligations	17,315	73	1.69	23,183	91	1.57
Obligations of state and political subdivisions	59,267	507	3.43	71,092	603	3.40
Other debt and equity securities	394,840	2,572	2.61	356,100	2,177	2.45
Federal Home Loan Bank, Federal Reserve Bank and other stock	31,938	535	6.72	32,788	509	6.23
Total interest-earning deposits, investments and other interest-earning assets	605,983	4,256	2.82	520,417	3,528	2.72
Commercial, financial, and agricultural loans	820,009	10,589	5.18	810,610	9,750	4.82
Real estate—commercial and construction loans	1,912,248	23,110	4.85	1,661,198	19,044	4.60
Real estate—residential loans	941,712	11,483	4.89	853,769	10,046	4.72
Loans to individuals	31,939	510	6.40	28,985	444	6.14
Municipal loans and leases	335,399	3,305	3.95	313,181	2,961	3.79
Lease financings	81,762	1,459	7.16	75,452	1,353	7.19
Gross loans and leases	4,123,069	50,456	4.91	3,743,195	43,598	4.67
Total interest-earning assets	4,729,052	54,712	4.64	4,263,612	47,126	4.43
Cash and due from banks	46,868			45,158
Reserve for loan and lease losses	(31,847)			(23,914)
Premises and equipment, net	58,873			61,234
Operating lease right-of-use assets	35,821			—
Other assets	331,681			336,737
Total assets	$5,170,448			$4,682,827
Liabilities:
Interest-bearing checking deposits	$457,231	$457	0.40%	$463,156	$383	0.33%
Money market savings	982,440	4,234	1.73	694,734	1,758	1.01
Regular savings	818,523	1,013	0.50	803,586	582	0.29
Time deposits	688,897	3,407	1.98	553,579	1,819	1.32
Total time and interest-bearing deposits	2,947,091	9,111	1.24	2,515,055	4,542	0.72
Short-term borrowings	48,312	217	1.80	217,327	958	1.77
Long-term debt	159,572	836	2.10	155,628	709	1.83
Subordinated notes	94,663	1,261	5.34	94,420	1,261	5.36
Total borrowings	302,547	2,314	3.07	467,375	2,928	2.51
Total interest-bearing liabilities	3,249,638	11,425	1.41	2,982,430	7,470	1.00
Noninterest-bearing deposits	1,198,320			1,048,901
Operating lease liabilities	38,873			—
Accrued expenses and other liabilities	38,079			39,829
Total liabilities	4,524,910			4,071,160
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	293,496			290,517
Retained earnings and other equity	194,258			163,366
Total shareholders' equity	645,538			611,667
Total liabilities and shareholders' equity	$5,170,448			$4,682,827
Net interest income		$43,287			$39,656
Net interest spread			3.23			3.43
Effect of net interest-free funding sources			0.44			0.30
Net interest margin			3.67%			3.73%
Ratio of average interest-earning assets to average interest-bearing liabilities	145.53%			142.96%

Note 1: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended June 30, 2019 and 2018 have been calculated using the Corporation’s federal applicable rate of 21.0%.

Univest Financial Corporation
Average Balances and Interest Rates (Unaudited)
	For the Six Months Ended June 30,
Tax Equivalent Basis	2019			2018
	Average	Income/	Average	Average	Income/	Average
(Dollars in thousands)	Balance	Expense	Rate	Balance	Expense	Rate
Assets:
Interest-earning deposits with other banks	$72,760	$838	2.32%	$28,269	$224	1.60%
U.S. government obligations	18,669	155	1.67	23,550	185	1.58
Obligations of state and political subdivisions	61,703	1,053	3.44	72,814	1,196	3.31
Other debt and equity securities	390,440	5,203	2.69	357,766	4,272	2.41
Federal Home Loan Bank, Federal Reserve Bank and other stock	32,148	1,121	7.03	30,933	1,013	6.60
Total interest-earning deposits, investments and other interest-earning assets	575,720	8,370	2.93	513,332	6,890	2.71
Commercial, financial, and agricultural loans	815,565	21,347	5.28	796,483	18,650	4.72
Real estate—commercial and construction loans	1,867,510	44,669	4.82	1,630,964	36,662	4.53
Real estate—residential loans	940,015	22,895	4.91	845,677	19,721	4.70
Loans to individuals	32,230	1,028	6.43	28,475	857	6.07
Municipal loans and leases	333,858	6,526	3.94	312,470	5,853	3.78
Lease financings	81,330	2,894	7.18	75,083	2,697	7.24
Gross loans and leases	4,070,508	99,359	4.92	3,689,152	84,440	4.62
Total interest-earning assets	4,646,228	107,729	4.68	4,202,484	91,330	4.38
Cash and due from banks	45,797			43,839
Reserve for loan and lease losses	(30,984)			(22,973)
Premises and equipment, net	59,025			61,485
Operating lease right-of-use assets	36,472			—
Other assets	331,272			334,879
Total assets	$5,087,810			$4,619,714
Liabilities:
Interest-bearing checking deposits	$468,019	$1,171	0.50%	$444,197	$675	0.31%
Money market savings	950,641	7,982	1.69	676,651	3,101	0.92
Regular savings	803,859	1,827	0.46	818,895	1,139	0.28
Time deposits	672,193	6,334	1.90	547,562	3,318	1.22
Total time and interest-bearing deposits	2,894,712	17,314	1.21	2,487,305	8,233	0.67
Short-term borrowings	82,796	855	2.08	196,690	1,603	1.64
Long-term debt	152,475	1,575	2.08	155,697	1,374	1.78
Subordinated notes	94,633	2,522	5.37	94,390	2,522	5.39
Total borrowings	329,904	4,952	3.03	446,777	5,499	2.48
Total interest-bearing liabilities	3,224,616	22,266	1.39	2,934,082	13,732	0.94
Noninterest-bearing deposits	1,144,185			1,036,916
Operating lease liabilities	39,478			—
Accrued expenses and other liabilities	40,936			39,881
Total liabilities	4,449,215			4,010,879
Shareholders' Equity:
Common stock	157,784			157,784
Additional paid-in capital	293,123			290,363
Retained earnings and other equity	187,688			160,688
Total shareholders' equity	638,595			608,835
Total liabilities and shareholders' equity	$5,087,810			$4,619,714
Net interest income		$85,463			$77,598
Net interest spread			3.29			3.44
Effect of net interest-free funding sources			0.42			0.28
Net interest margin			3.71%			3.72%
Ratio of average interest-earning assets to average interest-bearing liabilities	144.09%			143.23%

Note 1: For rate calculation purposes, average loan and lease categories include deferred fees and costs, purchase accounting adjustments and unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances. Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the six months ended June 30, 2019 and 2018 have been calculated using the Corporation’s federal applicable rate of 21.0%.